UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2570 W El Camino Real, Suite 640 Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

RenovoRx Regains Compliance with Nasdaq Minimum Bid Price Requirement

As previously disclosed, on December 31, 2025, RenovoRx, Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had been below $1.00 per share for the preceding 30 consecutive business days.

On August 20, 2026, the Company received written confirmation from Nasdaq notifying the Company that for the ten consecutive business days from August 6, 2026 through August 19, 2026, the closing bid price of the Common Stock had been $1.00 per share or greater. Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement and Nasdaq considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.
Date: August 20, 2026

	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer